Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pulaski Financial Corp.:

We consent to the incorporation by reference in the registration statements (No. 333-188087, No. 333-32986, No. 333-84392, No. 333-84515, No. 333-112962, No. 333-135895, No. 333-157740, and No. 333-161784) on Form S-8 and in the registration statements (No. 333-188086, No. 333-128997, and No. 333-161783) on Form S-3 of Pulaski Financial Corp. and subsidiaries (the Company) of our report dated December 12, 2014, with respect to the consolidated balance sheets of the Company as of September 30, 2014 and 2013, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2014, and the effectiveness of internal control over financial reporting as of September 30, 2014, which reports appear in the 2014 Annual Report to Stockholders incorporated by reference in the September 30, 2014 annual report on Form 10-K of the Company.

/s/ KPMG

St. Louis, Missouri
December 12, 2014